                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Integrity Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (Integrity Logo)

                                 1000 CODY ROAD
                             MOBILE, ALABAMA 36695

                                                                  April 13, 2001

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Integrity Incorporated, which will be held at the Radisson Admiral Semmes Hotel, 251 Government Street, Mobile, Alabama 36602, on Thursday, May 17, 2001, at 2:00 p.m. local time.

      We look forward to your attendance at the Annual Meeting so that you can vote your shares in person and become better acquainted with members of Integrity's Board of Directors and management team. Each of the items of business, which will be considered and voted upon this year, are explained in the accompanying Proxy Statement. Even if you are planning to attend the Annual Meeting, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares may be voted. You will still be able to vote your shares in person if you attend the Annual Meeting.

      If you have any questions about the Proxy Statement or the 2000 Annual Report, please contact Donald S. Ellington, Senior Vice President of Finance and Administration, at (334) 633-9000.

                                         Sincerely,

                                         /s/ P. Michael Coleman

                                         P. MICHAEL COLEMAN
                                         Chairman, President and
                                         Chief Executive Officer

                             INTEGRITY INCORPORATED
                                 1000 CODY ROAD
                             MOBILE, ALABAMA 36695

           NOTICE TO THE HOLDERS OF CLASS A AND CLASS B COMMON STOCK
                   OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

      Notice is hereby given to the holders of the $.01 par value per share Class A common stock and the $.01 par value per share Class B common stock of Integrity Incorporated ("Integrity") that the 2001 Annual Meeting of Stockholders of Integrity (the "Annual Meeting") will be held at the Radisson Admiral Semmes Hotel, 251 Government Street, Mobile, Alabama 36602, on Thursday, May 17, 2001, at 2:00 p.m., local time, for the following purposes:

      (i) To elect six directors to serve until the 2002 Annual Meeting of Stockholders;

      (ii) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001; and

      (iii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only those stockholders of record at the close of business on March 23, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ Donald S. Ellington
                                        DONALD S. ELLINGTON
                                        Senior Vice President of
                                        Finance and Administration

April 13, 2001

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE YOUR SHARES IN PERSON.

                             INTEGRITY INCORPORATED
                                 1000 CODY ROAD
                             MOBILE, ALABAMA 36695

                                                                  APRIL 13, 2001

                                PROXY STATEMENT
                            FOR CLASS A COMMON STOCK
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

                                  INTRODUCTION

      This Proxy Statement is being furnished to holders of the $.01 par value per share Class A common stock ("Class A Common Stock") of Integrity Incorporated, a Delaware corporation ("Integrity"), in connection with the solicitation of proxies by Integrity's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the 2001 Annual Meeting of Stockholders of Integrity to be held at 2:00 p.m. local time at the Radisson Admiral Semmes Hotel, 251 Government Street, Mobile, Alabama 36602, on Thursday, May 17, 2001, and at any adjournments thereof (the "Annual Meeting").

      The Annual Meeting will be held for the following purposes: (i) to elect six directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified; (ii) to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Integrity's mailing address and the location of its principal executive offices is 1000 Cody Road, Mobile, Alabama 36695. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of Integrity on or about April 13, 2001.

STOCKHOLDERS ENTITLED TO VOTE

      Only stockholders of record of Integrity at the close of business on March 23, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 2,184,000 shares of the Class A Common Stock issued and 2,184,000 shares of Class A Common Stock outstanding held by approximately 104 stockholders of record and approximately 1,500 beneficial stockholders. In addition, there were 3,435,000 shares of Integrity's $.01 par value per share Class B common stock ("Class B Common Stock") issued and outstanding held by 3 stockholders of record. Integrity's stock transfer books will not be closed and shares may be transferred subsequent to the record date. However, all votes must be cast in the names of stockholders of record as of the record date.

      Pursuant to Integrity's Certificate of Incorporation, holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class.

QUORUM AND VOTING REQUIREMENTS

      Pursuant to Integrity's Bylaws, the holders of shares of the Class A Common Stock and Class B Common Stock entitled to cast a majority of the votes on the matters at issue at the Annual Meeting, present in person or by proxy, shall constitute a quorum. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to how to vote on certain proposals and as to which the brokers advised Integrity that they lack voting authority.

      Proposal I, the election of six directors, requires the affirmative vote of a plurality of the votes of the shares of Class A Common Stock and Class B Common Stock represented and entitled to vote for the election of directors at the Annual Meeting, provided a quorum is present. With respect to Proposal I, the election of directors, stockholders may (1) vote "for" all six nominees, (2) "withhold" authority to vote "for" all such nominees, or (3) "withhold" authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality, withholding authority to vote with respect to one or more nominees, broker non-votes and abstentions from voting will have no effect on the outcome of the election of directors.

      Proposal II, the ratification of auditors, requires the affirmative vote of a majority of the votes of the shares of Class A Common Stock and Class B Common Stock represented and entitled to vote at the Annual Meeting, provided a quorum is present. With respect to Proposal II, the ratification of auditors, stockholders may (1) vote "for," (2) vote "against," or (3) "abstain" from voting on the proposal. An abstention will have the same effect as a vote "against," while broker non-votes will not be considered "votes entitled to be cast" and will have no effect on the outcome of the ratification of auditors.

PROXIES

      The proxy card accompanying this Proxy Statement is for use at the Annual Meeting if a stockholder is unable to attend or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by stockholders to Integrity in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions given thereon. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "for" (i) the election of all director nominees and (ii) ratification of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters according to their judgment.

      The Board of Directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. As permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to Integrity after February 27, 2001. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

REVOCATION OF PROXIES

      The giving of a proxy does not affect the stockholder's right to vote in person should the stockholder attend the Annual Meeting. Any stockholder that has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Donald S. Ellington, Integrity's Senior Vice President of Finance and Administration, at 1000 Cody Road, Mobile, Alabama 36695, by executing and delivering to Donald S. Ellington a proxy card bearing a later date, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the date preceding the Annual Meeting.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

      Integrity's Bylaws provide that its Board of Directors shall consist of not less than three, nor more than twelve individuals with the exact number of directors determined by a resolution of the Board of Directors. Pursuant to Integrity's Bylaws, its Board of Directors has set the number of directors at six and has nominated the following individuals for election as directors by the holders of Class A Common Stock and Class B Common Stock:

                               P. Michael Coleman
                                Jean C. Coleman
                                William A. Jolly
                               Charles V. Simpson
                               Heeth Varnedoe III
                               Jimmy M. Woodward

      Each director will be elected to hold office until the earlier of the 2002 Annual Meeting of Stockholders or their death, resignation or removal. The persons designated as proxies intend to vote the shares represented thereby in favor of the election to the Board of Directors of the nominees whose names appear above, unless either authority to vote for any or all of the nominees is withheld or such proxy has previously been revoked. It is believed that all of the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other person as they may select. It is anticipated that stockholders of Integrity who are members of management will vote for the election of the nominees.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES OF THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT, IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES

      The following table sets forth the names of the nominees for election as directors, their ages, the year in which they were first elected as a member of Integrity's Board of Directors, their positions with Integrity, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning the directors' membership on committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of shares of Integrity's common stock, see "Beneficial Owners of More Than Five Percent of Integrity's Common Stock; Shares Held by Directors and Executive Officers" below.

NAME AND YEAR FIRST                 POSITIONS WITH INTEGRITY, PRINCIPAL OCCUPATIONS DURING AT
ELECTED DIRECTOR              AGE      LEAST THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
-------------------           ---   ---------------------------------------------------------
P. Michael Coleman            47    Mr. Coleman co-founded Integrity in 1987 when he and a
  (1987)                            partner purchased the music operations of Integrity
                                    Communications, Inc. from Charles Simpson Ministries,
                                    Inc. He has served as Chairman, President and the Chief
                                    Executive Officer of Integrity since 1987. Prior to 1987,
                                    Mr. Coleman served as president of several different
                                    organizations in the Christian communications industry.
                                    In December 1999, Mr. Coleman earned a Master of Business
                                    Administration degree for global executives from Duke
                                    University.

Jean C. Coleman               54    Mrs. Coleman is a full-time homemaker in Mobile, Alabama
  (1993)                            and is the wife of P. Michael Coleman.

William A. Jolly              46    Mr. Jolly has been a partner for Fine Equities, Inc.
  (not currently a member of        since 1996. Fine Equities, Inc. is a boutique investment
  the Board of Directors)           bank that specializes in financing consumer product,
                                    biotech and medical device companies, investment advisory
                                    services and corporate restructurings. From 1994-1996 Mr.
                                    Jolly was the Vice President of Worldwide Consumer
                                    Products Asia-Pacific Region for Scott Worldwide, Inc.
                                    Prior to working with Scott Worldwide, Inc., Mr. Jolly
                                    worked for Procter & Gamble, most recently as the
                                    President Director of its operations in Indonesia. Mr.
                                    Jolly received a Masters of Business Administration from
                                    the University of North Carolina at Chapel Hill, North
                                    Carolina and graduated from Duke University with a
                                    Bachelors Degree in Management Sciences and French
                                    Literature.

Charles V. Simpson            63    Mr. Simpson is the retired Senior Pastor of the Covenant
  (1987)                            Church of Mobile where he previously served for more than
                                    five years. Reverend Simpson is Chairman of Charles
                                    Simpson Ministries, which publishes Christian Conquest
                                    magazine, The Covenant and the Kingdom Curriculum and a
                                    monthly pastoral letter.

Heeth Varnedoe III            64    Mr. Varnedoe was President and Chief Operating Officer of
  (1993)                            Flowers Industries Inc., a publicly-traded company which
                                    produces bread and other baked products from 1986 to
                                    1997. Mr. Varnedoe retired from Flowers Industries in
                                    1997.

NAME AND YEAR FIRST                 POSITIONS WITH INTEGRITY, PRINCIPAL OCCUPATIONS DURING AT
ELECTED DIRECTOR              AGE      LEAST THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
-------------------           ---   ---------------------------------------------------------
Jimmy M. Woodward             40    Mr. Woodward currently serves as Chief Financial Officer
  (1999)                            of Flowers Industries Inc. and has held that position
                                    since 2000. Prior to holding such position, he was Vice
                                    President and Chief Administrative Officer of Flowers
                                    Industries Inc. since 1997. Mr. Woodward joined Flowers
                                    Industries Inc. in 1985 as Tax Accounting Manager and
                                    served as Assistant Treasurer of Flowers Industries Inc.
                                    from 1990 to 1997. Mr. Woodward has been a director of
                                    Keebler Foods Company since February 1998.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      Board of Directors. The property, affairs and business of Integrity are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of Integrity. The Board of Directors held four meetings during 2000. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors. Integrity has standing Audit and Compensation Committees of its Board of Directors. Integrity does not have a standing Nominating committee of its Board of Directors.

      Audit Committee. The Audit Committee is currently composed of two members who are independent within the meaning of Nasdaq listing standards and who are otherwise qualified to serve on the Audit Committee under those standards. The members of the Audit Committee are Jimmy M. Woodward (Chairman) and Heeth Varnedoe III.

      The Audit Committee oversees management's conduct of the financial reporting process, the system of financial and administrative controls and the annual independent audit of Integrity's financial statements. In addition, the Audit Committee makes recommendations to the Board of Directors regarding Integrity's employment of independent auditors, reviews the independence of such auditors, approves the scope of the annual activities of the independent auditors and reviews audit results. The Audit Committee held three meetings during 2000. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. See also "Audit Committee Report" below.

      Compensation Committee. The members of the Compensation Committee are Heeth Varnedoe III (Chairman) and Jimmy M. Woodward. The function of the Compensation Committee is to review and approve the compensation of executive officers and establish targets and incentive awards under Integrity's incentive compensation plans. The Compensation Committee held five meetings during 2000.

      Each member of a committee, during the period he or she was a committee member, attended at least 75% of the meetings of each committee on which he or she served.

COMPENSATION OF DIRECTORS

      Integrity pays a fee of $1,500 for each Board and committee meeting attended by its directors who are not employees of Integrity, former employees of Integrity or members of the immediate family of a current or former employee of Integrity. Integrity also reimburses the directors for travel expenses incurred in connection with their activities on behalf of Integrity.

      Pursuant to the Integrity Incorporated 1994 Stock Option Plan for Outside Directors (the "Director Plan"), each director (other than employees, former employees or immediate family members of current or former employees) automatically receives on the day following each annual meeting of stockholders a grant of options to purchase 1,000 shares of Class A Common Stock. Such options will have an exercise price equal to 100% of the fair market value of the Class A Common Stock at the date of grant of such option.

                             AUDIT COMMITTEE REPORT

                                                         Dated February 16, 2001

      The Audit Committee is currently composed of two directors who are independent within the meaning of Nasdaq listing standards and who are otherwise qualified to serve on the Audit Committee under those standards.

      Integrity's management is responsible for the company's internal controls and financial reporting process. Integrity's independent accountants are responsible for performing an independent audit of Integrity's consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. As described in more detail in the Audit Committee Charter, the Audit Committee's responsibility is to monitor and oversee these processes. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Integrity's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditors.

      In this context, the Audit Committee has met and held discussions with management and the independent accountants. In particular,

      (1) The Audit Committee has reviewed and discussed Integrity's audited financial statements for the fiscal year ended December 31, 2000 with management and Integrity's independent auditors,PricewaterhouseCoopers LLP;

      (2) The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

      (3) The Audit Committee received written disclosures from PricewaterhouseCoopers LLP regarding their independence in a form required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with PricewaterhouseCoopers LLP their independence.

      The Audit Committee has also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of Integrity's financial statements for the fiscal year ended December 31, 2000 or the review of Integrity's interim financial statements included in Integrity's Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2000 is compatible with maintaining PricewaterhouseCoopers LLP's independence.

      Based on such review and discussion, the Audit Committee recommended to the Board of Directors that Integrity's audited financial statements for the year ended December 31, 2000 be included in its Annual Report on Form 10-K for the year ended December 31, 2000.

AUDIT COMMITTEE
Jimmy M. Woodward, Chairman
Heeth Varnedoe III

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF INTEGRITY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

      On December 31, 2000, there were 2,184,000 shares of Class A Common Stock issued and outstanding and 3,435,000 shares of Class B Common Stock issued and outstanding. The percentages shown in the following table are based on the total number of shares of Integrity's Class A and Class B Common Stock outstanding as of this date.

      Based solely upon information made available to Integrity and except where noted, the following table sets forth certain information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock as of December 31, 2000, by (i) each person who is known by Integrity to beneficially own more than five percent of either Class A or Class B Common Stock; (ii) each nominee for director of Integrity; (iii) each of the Named Executive Officers (as defined under "Executive Compensation" below); and (iv) all officers and directors as a group.

                                   SHARES OF CLASS A                  SHARES OF CLASS B
                                      COMMON STOCK                       COMMON STOCK
                            --------------------------------   --------------------------------      PERCENTAGE OF
NAME AND ADDRESS            SHARES BENEFICIALLY                SHARES BENEFICIALLY                CLASS A AND CLASS B
OF BENEFICIAL OWNER(1)           OWNED(2)         PERCENTAGE        OWNED(2)         PERCENTAGE      COMMON STOCK
----------------------      -------------------   ----------   -------------------   ----------   -------------------

Financial & Investment            281,708            12.9%                 --             --              5.0%
Management Group, Ltd.(3)
417 St. Joseph Street
P.O. Box 40
Suttons Bay, MI 49682

The Coleman Limited                    --              --             223,021            6.5%             4.0%
Partnership
c/o Mr. P. Michael Coleman
8561 Dawes Lake Road
Mobile, Alabama 36619

P. Michael Coleman(4)              35,100             1.6%          3,226,367           93.9%            58.0%
Jean C. Coleman                        --              --             208,633            6.1%             3.7%
Jimmy M. Woodward(5)                3,000               *                  --             --                *
Charles V. Simpson(6)               5,500               *                  --             --                *
Heeth Varnedoe III(6)               5,500               *                  --             --                *
Jerry W. Weimer(7)                103,000             4.7%                 --             --              1.8%
Donald J. Moen(8)                  63,232             2.9%                 --             --              1.1%
Daniel D. McGuffey(9)              47,000             2.2%                 --             --                *
Keith J. Manwaring(10)             10,000               *                  --             --                *
All executive officers and
directors as a group (11
persons)(11)                      300,729            13.8%          3,435,000          100.0%            66.5%

---------------

  *    Less than 1% of Integrity's outstanding common stock.
 (1) Except as indicated, the address of each executive officer and director is 1000 Cody Road, Mobile, Alabama 36695.
 (2) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. A person is deemed to be the beneficial owner of shares of common stock if such person has or shares voting or investment power with respect to such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
 (3) Based on information from a Schedule 13G dated March 9, 2001. Financial Investment and Management Group has shared voting and dispositive power over 281,708 shares owned by its investment advisory clients. The address for Financial & Investment Management Group is 417 St. Joseph Street, P.O. Box 40, Suttons Bay, MI 49682.
 (4) Includes 35,000 shares of Class A Common Stock held by The Coleman Charitable Foundation, Inc. over which Mr. Coleman, as Chairman, has shared voting and dispositive power; and 223,021 shares of Class B Common Stock held by The Coleman Limited Partnership, over which Mr. Coleman, as General Partner, has sole voting and dispositive power.
 (5) Includes options to purchase 2,000 shares of Class A Common Stock, which are immediately exercisable.
 (6) Includes options to purchase 5,000 shares of Class A Common Stock, which are immediately exercisable.
 (7) Includes options to purchase 100,000 shares of Class A Common Stock, which are immediately exercisable.
 (8) Includes options to purchase 55,832 shares of Class A Common Stock, which are immediately exercisable.
 (9) Includes options to purchase 47,000 shares of Class A Common Stock, which are immediately exercisable.
(10) Includes options to purchase 10,000 shares of Class A Common Stock, which are immediately exercisable.
(11) Includes options to purchase 247,632 shares of Class A Common Stock, which are immediately exercisable.

EXECUTIVE OFFICERS OF INTEGRITY

      Except for Mr. Coleman, who serves as Integrity's Chairman, President and Chief Executive Officer and who is discussed above, the following table sets forth the names of the executive officers of Integrity, their ages, their positions with Integrity and their principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of common stock, see "Beneficial Owners of More Than Five Percent of Integrity's Common Stock; Shares Held by Directors and Executive Officers."

                                       POSITIONS WITH INTEGRITY AND PRINCIPAL
NAME                            AGE    OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                            ---    -----------------------------------------------

Jerry W. Weimer, Executive       53    Mr. Weimer joined Integrity in March 1996 as
Vice President and Chief               Executive Vice President and Chief Operating
Operating Officer                      Officer. In this position, Mr. Weimer manages and
                                       oversees Integrity's day-to-day operations in all
                                       areas except finance and administration. Mr.
                                       Weimer's previous experience includes more than 15
                                       years in the music industry. From 1992 to 1996, he
                                       held the position of Executive Vice President of
                                       Word, Inc., the former Christian music division of
                                       Thomas Nelson, Inc., and prior to 1991, he was
                                       President of the Gaither Management Group, which is
                                       involved in Christian music publishing.

Donald S. Ellington, Senior      45    Mr. Ellington joined Integrity in May 2000 as Senior
Vice President of Finance              Vice President of Finance and Administration and its
and Administration                     chief financial officer. Mr. Ellington's
                                       responsibilities include management of the
                                       accounting department and all aspects of internal
                                       and external financial reporting. He is also
                                       responsible for the administrative functions of
                                       Integrity, including facilities management, risk
                                       management and human resources. From August 1998 to
                                       May 2000, Mr. Ellington was the Chief Operating
                                       Officer for Ray Wallace and Associates, and from
                                       August 1994 to August 1998, he was Corporate
                                       Controller for Biolab.

Donald J. Moen, Executive        50    Mr. Moen joined Integrity as Creative/Product
Vice President and Creative            Director in February 1988 and is currently Executive
Director                               Vice President and Creative Director. In this
                                       position, Mr. Moen provides creative direction and
                                       oversight to the product creation process. Also, as
                                       an artist and songwriter, Mr. Moen has completed
                                       numerous recordings for Integrity and has been a
                                       worship leader for the Hosanna! Music series. In
                                       1994, Integrity's musical "God With Us," for which
                                       Mr. Moen was the key creative director, won a Dove
                                       Award for best musical. In 1993, he was a Dove Award
                                       nominee for his recording "Worship with Don Moen,"
                                       and in 1992, he was a nominee for his song "God Will
                                       Make a Way."

                                       POSITIONS WITH INTEGRITY AND PRINCIPAL
NAME                            AGE    OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                            ---    -----------------------------------------------
Keith J. Manwaring, Senior       54    Mr. Manwaring joined Integrity in November 1990 as
Vice President and Managing            the Managing Director of Integrity's Australian
Director of Integrity                  subsidiary. In February 1992, Mr. Manwaring
International Group                    transferred to Integrity's headquarters in Mobile,
                                       Alabama where he assumed the position of Vice
                                       President, International, Church Resources and
                                       Special Sales. In September 1995, certain areas of
                                       Integrity were restructured and Mr. Manwaring became
                                       solely responsible for international sales as Senior
                                       Vice President, International. In December 1996, Mr.
                                       Manwaring's title was changed to Senior Vice
                                       President and Managing Director of Integrity
                                       International Group to reflect his management
                                       responsibilities for all international activities
                                       including oversight of all of Integrity's
                                       international subsidiaries.

Daniel D. McGuffey, Senior       47    Mr. McGuffey joined Integrity in December 1996 as
Vice President and Chief               Senior Vice President, General Manager of the
Marketing Officer                      Integrity Label Group. In August 1999, Mr. McGuffey
                                       was promoted to his current position of Chief
                                       Marketing Officer and Senior Vice President. In this
                                       position, he is responsible for U.S. consumer
                                       marketing, sales, creative services and special
                                       markets. Prior to joining Integrity, Mr. McGuffey
                                       was Vice President of Marketing and Sales for Star
                                       Song Communications, a Christian music publisher,
                                       from 1992 to December 1996, where he was
                                       instrumental in the marketing and sales development
                                       of over 30 artists and labels. He also held the
                                       position of Vice President of Marketing and Sales
                                       for Reunion Records from 1991 to 1992 and began his
                                       career in the music industry in 1980 with the
                                       Sparrow Corporation, a Christian music publisher.

Chris E. Thomason, Senior        38    Mr. Thomason joined Integrity in 1992 as an
Vice President of the                  Assistant Manager of Song Development. He then moved
Creative Group                         to Assistant Artists and Repertoire ("A&R") Manager
                                       and then to Director of A&R. He was promoted to Vice
                                       President of Creative in 1997. In January 2001, he
                                       was promoted to his current position of Senior Vice
                                       President of the Creative Group where he executive
                                       produces and oversees product development, song
                                       development, studios, music production and all A&R
                                       functions. Prior to joining Integrity, Mr. Thomason
                                       was employed by Gold Mine Studios and co-owned
                                       Duckworth Studios.

                                       POSITIONS WITH INTEGRITY AND PRINCIPAL
NAME                            AGE    OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                            ---    -----------------------------------------------
Robert G. Rist,                  54    Mr. Rist joined Integrity on March 31, 1997, as Vice
Senior Vice President,                 President, Church Resources. In January 2001, he was
Church Resources and Music             promoted to his current position of Senior Vice
Publishing                             President, Church Resources and Music Publishing.
                                       The Church Resources division of Integrity
                                       specializes in providing material to be used by
                                       local congregations specifically in the area of
                                       worship. In January 2001, Mr. Rist was promoted to
                                       his current position of Senior Vice President,
                                       Church Resources and Music Publishing. The Music
                                       Publishing division manages Integrity's copyrights
                                       and other intellectual properties, royalties
                                       administration and product administration. Prior to
                                       joining Integrity, Mr. Rist served as President of
                                       Warner Press in Anderson, Indiana, for seven years
                                       and prior to that in various positions at Alexandria
                                       House, Inc., a music distribution company in
                                       Alexandria, Indiana for 14 years.

EXECUTIVE COMPENSATION

      The following table presents certain summary information concerning compensation paid or accrued by Integrity for services rendered in all capacities during the fiscal years ended December 31, 1998, 1999, and 2000 for
(i) the President and Chief Executive Officer of Integrity; and (ii) the four other most highly compensated executive officers of Integrity whose total salary and bonus exceeded $100,000 (determined as of December 31, 2000 and collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                LONG TERM COMPENSATION
                                                        ---------------------------------------
                               ANNUAL COMPENSATION                AWARDS
                            -------------------------   --------------------------    PAYOUTS
                                                                       SECURITIES    ----------
NAME AND                                                 RESTRICTED    UNDERLYING       LTIP       ALL OTHER
PRINCIPAL POSITION          YEAR    SALARY     BONUS    STOCK AWARDS   OPTIONS/SAR   PAYOUTS(1)   COMPENSATION
------------------          ----   --------   -------   ------------   -----------   ----------   ------------
                                                ($)         ($)            (#)

P. Michael Coleman          2000   $315,503        --          --             --            --      $ 4,043(2)
  Chairman, President and   1999    300,927    75,232          --             --            --       19,043
  Chief Executive Officer   1998    296,206    73,041          --             --            --        7,695

Jerry W. Weimer             2000    226,901        --          --             --            --        3,635(3)
  Executive Vice            1999    207,773    71,500     375,000        100,000            --       18,634
  President and             1998    200,000    50,000          --             --            --        7,219
  Chief Operating Officer

Donald J. Moen              2000    167,228    13,760          --         40,278      $ 35,360        7,439(4)
  Executive Vice            1999    139,851    32,916          --             --            --        7,189
  President and             1998    142,299    40,977          --             --        19,440        6,509
  Creative Director

Daniel D. McGuffey          2000    163,699   106,255          --             --            --       18,946(5)
  Senior Vice               1999    133,649    80,190          --         50,000            --       18,880
  President and             1998    120,386    71,240          --             --            --        9,878
  Chief Marketing Officer

Keith J. Manwaring          2000    112,061    35,507          --         25,000      $ 30,940        6,248(6)
  Senior Vice President     1999    113,609    32,196          --             --            --        5,850
  and Managing Director     1998    102,102    21,829          --             --        17,010        5,844
  of Integrity
  International Group

---------------------------------------

(1) Comprised of payments made under Integrity's 1995 Cash Incentive Plan. See "-- Employment Arrangements -- Cash Incentive Plan."
(2) Comprised of (i) contributions made by Integrity to Integrity's 401(k) Plan and Profit Sharing Plan in the amounts of $15,000 and $3,652 in 1999 and 1998, respectively and (ii) payments made by Integrity on behalf of the officer for Personal Disability Insurance in the amount of $4,043 in each of 2000, 1999 and 1998.
(3) Comprised of (i) contributions made by Integrity to Integrity's 401(k) Plan and Profit Sharing Plan in the amounts of $15,000 and $3,585 in 1999 and 1998, respectively and (ii) payments made by Integrity on behalf of the officer for Personal Disability Insurance in the amounts of $3,635, $3,634 and $3,634 in each of 2000, 1999 and 1998, respectively.
(4) Comprised of (i) contributions made by Integrity to Integrity's 401(k) Plan and Profit Sharing Plan in the amounts of $5,250, $5,000 and $4,352 in 2000, 1999 and 1998, respectively and (ii) payments made by Integrity on behalf of the officer for Personal Disability Insurance in the amounts of $2,189, $2,189 and $2,157 in each of 2000, 1999 and 1998, respectively.
(5) Comprised of (i) contributions made by Integrity to Integrity's 401(k) Plan and Profit Sharing Plan in the amounts of $5,250, $5,000 and $2,700 in 2000, 1999, and 1998, respectively; (ii) reimbursement by Integrity of living expenses in the amounts of $11,706, $11,890 and $10,541, in each of 2000, 1999 and 1998, respectively; and (iii) payments made by Integrity on behalf of the officer for Personal Disability Insurance in the amount of $1,990 in each of 2000 and 1999.
(6) Comprised of (i) contributions made by Integrity to Integrity's 401(k) Plan and Profit Sharing Plan in the amounts of $5,250, $4,852 and $4,900 in 2000, 1999 and 1998, respectively and (ii) payments made by Integrity on behalf of the officer for Personal Disability Insurance in the amounts of $998, $998 and $994 in each of 2000, 1999 and 1998, respectively.

      The following table sets forth information concerning the value as of December 31, 2000 of options to purchase shares of Class A Common Stock held by the Named Executive Officers. Integrity does not issue options to purchase shares of Class B Common Stock.

                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                      OPTIONS              IN-THE-MONEY OPTIONS
                               SHARES                          AT FISCAL YEAR-END(#)     AT FISCAL YEAR-END($)(2)
                              ACQUIRED          VALUE        -------------------------   -------------------------
NAME                       ON EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                       --------------   --------------   -------------------------   -------------------------
Jerry W. Weimer                   --                --         100,000/100,000              $36,488/$9,122
Donald J. Moen                    --                --          55,832/44,168               $6,925/$12,171
Daniel D. McGuffey                --                --          47,000/53,000              $42,500/$10,625
Keith J. Manwaring             5,000            $8,125          10,000/35,000              $11,875/$16,562

---------------------------------------

(1) Based on the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.
(2) Represents the fair market value of a share of Class A Common Stock as of December 31, 2000 of $2.9375, less the option exercise price, multiplied by the total number of exercisable or unexercisable options; however; the exercise price of some of the options to purchase shares of Class A Common Stock was higher than the fair market value of the Class A Common Stock as of December 31, 2000 and thus such options were "out-the-money" as of such date.

      The following table sets forth information regarding grants of options to purchase shares of Class A Common Stock during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANT                              POTENTIAL REALIZABLE
                       ---------------------------------------------------------------------         VALUE AT
                                            PERCENT OF TOTAL                                      ASSUMED ANNUAL
                                                OPTIONS                                           RATES OF STOCK
                           NUMBER OF           GRANTED TO                                       PRICE APPRECIATION
                           SECURITIES         EMPLOYEES IN                                       FOR OPTION TERM
                       UNDERLYING OPTIONS        FISCAL        EXERCISE OR BASE   EXPIRATION   --------------------
NAME                        GRANTED             YEAR(1)             PRICE            DATE         5%         10%
----                   ------------------   ----------------   ----------------   ----------   --------   ---------
Donald J. Moen               40,278               31.3%             $2.75            2010      $69,659    $176,530
Keith J. Manwaring           25,000               19.4%              2.75            2010       43,237     109,570

---------------

(1) Based on 128,722 options granted to Integrity's employees in fiscal year
    2000.

      The following table sets forth information regarding grants of incentive awards and restricted stock during the last fiscal year.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                             PERFORMANCE OR
                          NUMBER OF           OTHER PERIOD
                       SHARES, UNITS OR     UNTIL MATURATION
        NAME             OTHER RIGHTS           OR PAYOUT
        ----           ----------------     -----------------
   Donald J. Moen           40,278(1)       December 21, 2010
 Keith J. Manwaring         25,000(2)       December 21, 2010

---------------

(1) Consists of an award of 40,278 shares of restricted stock that was granted on December 21, 2000, which vests 20% per year over the next five years if Mr. Moen is still an employee of Integrity at that time. The award expires on December 21, 2010.
(2) Consists of an award of 25,000 shares of restricted stock that was granted on December 21, 2000, which vests 20% per year over the next five years if Mr. Manwaring is still an employee of Integrity at that time. The award expires on December 21, 2010.

Employment Arrangements

      Employment Agreements. Integrity has entered into an employment agreement (the "Weimer Employment Agreement") with Mr. Weimer for the position of Executive Vice President and Chief Operating Officer. The Weimer Employment Agreement provides Mr. Weimer with an initial base salary of $175,000. Mr. Weimer's base salary was $226,901 in fiscal year 2000. Mr. Weimer is also eligible to receive cash bonuses under the executive cash bonus compensation system established from time to time by Integrity. The term of the Weimer Employment Agreement began on March 28, 1996 and continues until it is terminated for death, disability, for cause or upon a mutual written agreement. The Weimer Employment Agreement also may be terminated after Mr. Weimer has been employed by Integrity for at least eighteen (18) months, upon six (6) months prior written notice of termination from Integrity to Mr. Weimer; however, Integrity, at its sole discretion, may elect to pay Mr. Weimer an amount equal to his salary for six (6) months in lieu of providing the above-mentioned notice. The Weimer Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the Change in Control Agreement agreed to and executed by Mr. Weimer and Integrity.

      In addition, Integrity has entered into an employment agreement (the "Moen Employment Agreement") with Mr. Moen for the position of Executive Vice President/Creative Director. The Moen Employment Agreement provides Mr. Moen with a non-refundable, non-recoupable cash signing bonus of $25,000 and a base salary of $143,581. Mr. Moen's base salary was $167,288 in fiscal year 2000. Mr. Moen is also eligible to receive cash bonuses under the executive cash bonus compensation system established from time to time by Integrity. The term of the Moen Employment Agreement began on October 1, 1998 and continues until October 1, 2001, until it is terminated for death, disability, for cause, or upon a mutual written agreement. The Moen Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the 1995 Cash Incentive Plan, Severance Agreement and Change in Control Agreement agreed to and executed by Mr. Moen and Integrity. Integrity has recently entered into a new employment agreement with Mr. Moen effective October 1, 2001, which has substantially the same terms as the Moen Employment Agreement. The term of the new employment agreement extends until October 1, 2004 and provides Mr. Moen with a non-refundable, non-recoupable cash signing bonus of $25,000 and an annual base salary of $170,775.

      Integrity has also entered into an employment agreement (the "McGuffey Employment Agreement") with Mr. McGuffey for the position of Senior Vice President and General Manager,

Integrity Label Group. The McGuffey Employment Agreement currently provides Mr. McGuffey with a base annual salary of $116,000, which under the McGuffey Employment Agreement may be increased for merit or cost of living at Integrity's discretion. Mr. McGuffey's base salary was $163,699 in fiscal year 2000. Integrity also agreed to pay Mr. McGuffey those amounts necessary to cover the commuting and living expenses associated with maintaining two residences, and Mr. McGuffey is eligible to receive an annual cash bonus of $10,000 plus additional cash bonuses for meeting certain performance goals as established from time to time by Integrity. The term of the McGuffey Employment Agreement began on January 1, 1998, and continues until it is terminated for death, disability, for cause or upon a mutual written agreement. The McGuffey Employment Agreement also may be terminated upon six (6) months prior written notice of termination from Integrity to Mr. McGuffey; however, Integrity, at its sole discretion, may elect to pay Mr. McGuffey an amount equal to his salary for six (6) months in lieu of providing such notice. If Mr. McGuffey is terminated upon six months notice, he will be entitled to receive a severance benefit equal to the greater of (1) three times his annual base salary less 1/12 of his base salary for each full month he has been employed following the date of the McGuffey Employment Agreement, or (2) 1/2 of his base salary. In either case his severance would be reduced by any amount Integrity paid Mr. McGuffey in lieu of the six months notice. The McGuffey Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the Change in Control Agreement agreed to and executed by Mr. McGuffey and Integrity.

      Change in Control Agreements. Integrity has entered into change in control agreements (the "Change in Control Agreements") with certain Named Executive Officers as well as other senior officers of Integrity. The Change in Control Agreements provide that in the event the officer is employed by Integrity at the time of a Change in Control (as defined in the Change in Control Agreement), the officer shall be entitled to supplemental employment benefits should his employment with Integrity terminate within 18 months after the Change in Control has occurred. The Change in Control Agreements provide that such termination of employment can be involuntary, other than termination for cause or the result of death, disability, or retirement age, or voluntary, following a material change in the nature or location of his position or a material change in the benefits provided to the officer by Integrity. The supplemental benefits that are required to be provided to the officer upon such a termination include a severance payment in an amount equal to one-half of the officer's annual base salary as well as various other benefits including basic life insurance, long-term disability insurance, health insurance and other medical benefits.

      Without the consent of the officer, the terms of the Change in Control Agreement may be terminated or amended by Integrity following the first anniversary of its execution at any time prior to the first to occur of (i) a Change in Control, (ii) the public announcement of a proposal for a transaction that, if consummated, will constitute a Change in Control, or (iii) the Board of Directors learns of a proposal for a transaction that, if consummated, would constitute a Change in Control. Upon the occurrence of any of the foregoing events, the Change in Control Agreements continue in effect at such time without termination or further change by Integrity until the earlier of (x) 18 months following any Change in Control, or (y) the final withdrawal or termination of a proposal under item (ii) or (iii) that, had it been consummated, would have constituted a Change in Control, at which time the Change in Control Agreement may, once again, be amended or terminated by Integrity until one of such events occurs.

      A Change in Control, as defined in the Change in Control Agreements, includes, among other things: a change of control of Integrity such that any person, other than current affiliates of Integrity, becomes the beneficial owner of securities of Integrity representing 50% or more of the combined voting power of Integrity's then outstanding securities; any consolidation, merger or share exchange involving Integrity in which Integrity is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property; the stockholders of Integrity approve any plan or proposal for the liquidation or dissolution of Integrity; or substantially all of the assets of Integrity are sold or otherwise transferred to parties that are not within a controlled group of corporations in which Integrity is a member.

      Cash Incentive Plan. Integrity has an Integrity Incorporated 1995 Cash Incentive Plan (the "Cash Incentive Plan"). Under the Cash Incentive Plan key employees of Integrity were eligible to be awarded Units which are payable only in cash. The Units vest in one-fifth increments on each anniversary of the date of grant until vested in full. Participants in the Cash Incentive Plan received final payment on January 15, 2001. The value of the Units, and the calculation of interim and final payments, is determined based on the difference between the fair market value of a number of shares of the Class A Common Stock of Integrity equal to the number of Units at the date of determination and the fair market value of the same number of shares on the date of grant of the Units. The Cash Incentive Plan expired in January 2001; however, no outstanding award under the Cash Incentive Plan may be revoked or altered in a manner unfavorable to the participant without the consent of the participant. In 1995, awards were made under the Cash Incentive Plan to certain of the Named Executive Officers, as well as other senior officers of Integrity, which awards, individually, currently do not have a value in excess of $100,000. In 1996, one award was made under the Cash Incentive Plan to one of the Named Executive Officers, which currently does not have a value in excess of $100,000. No further awards were made under the Cash Incentive Plan.

      Severance Agreements. Integrity has entered into severance agreements (the "Severance Agreements") with certain Named Executive Officers as well as other senior officers of Integrity. The Severance Agreements provide for the payment of severance benefits to such persons upon their termination of employment by Integrity without cause. Such persons are not entitled to severance benefits under the Severance Agreement if they voluntarily resign, quit, abandon their job or cannot perform their duties due to death or disability. In addition, if an officer is entitled to severance benefits upon termination of employment under the terms of a Change in Control Agreement, as described above, the officer shall not be entitled to any benefits under the Severance Agreement.

STOCKHOLDER RETURN COMPARISON

      The line graph below compares cumulative stockholder returns on Integrity's Class A Common Stock with the cumulative stockholder returns on the Nasdaq Stock Market (U.S. Companies) and a Peer Index over the period beginning December 31, 1995 through December 31, 2000 (assuming the investment of $100 on December 31, 1995, and reinvestment of all dividends).

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                 INTEGRITY INCORPORATED      THE NASDAQ STOCK MARKET           PEER INDEX
                                                 ----------------------      -----------------------           ----------
1995                                                     100.000                     100.000                     100.000
1996                                                      76.471                     123.036                     113.033
1997                                                      58.824                     150.693                     169.662
1998                                                     176.471                     212.509                     176.041
1999                                                     147.059                     394.942                     224.133
2000                                                     138.235                     237.676                     192.238

      Total return calculations for the Nasdaq Stock Market (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is based upon the companies comprising the Publishing Index in the Dow Jones Media Industry Group. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Donald S. Ellington, at Integrity.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      Overview and Philosophy. The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and making decisions under a delegation of authority from the Board with respect to salaries, wages, bonuses, stock options and other benefits for executive officers of Integrity.

      The objectives of Integrity's executive compensation program are to:

      -- Encourage the achievement of company performance by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives.

      -- Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within Integrity's industry.

      -- Promote a direct relationship between compensation and company performance by facilitating executive officer stock ownership through stock option awards.

      Overall, Integrity's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a medical plan, which are generally available to all employees of Integrity.

      Base Salary. The base salaries for Integrity's executive officers vary depending on the responsibilities of the officers. While the executive officer base salary compensation is designed to be competitive with other companies in Integrity's industry, Integrity believes that bonus compensation described below better serves the compensation philosophy of Integrity.

      2000 Cash Incentive Compensation. In order to maximize the common interests of Integrity's stockholders and its management, Integrity awards cash bonuses based on Integrity's operating performance. Integrity's budgeted financial performance goals are set at the beginning of each fiscal year and cash bonuses are then awarded in the judgment of the Compensation Committee based on the achievement of budgeted targets and the individual performance of the officer. As a result of their performance, five of Integrity's officers received cash bonuses for fiscal year 2000.

      Stock Options and Restricted Stock. The stock option programs of Integrity are long-term incentive plans for executive officers and employees intended to relate employee and stockholder long-term interests by creating a strong and direct link between compensation and stockholder returns. In general, stock option awards are granted on an annual basis if warranted by Integrity's growth and profitability. To encourage long-term performance, options generally vest over a five-year period. The Compensation Committee considers current stock ownership and option holdings in deciding the number of options to be awarded to each recipient. In fiscal 2000, Integrity awarded stock options underlying 85,278 shares of Class A Common Stock to its executive officers.

      Compensation of Chief Executive Officer. In fiscal 2000, the Chief Executive Officer of Integrity, Mr. P. Michael Coleman, was compensated pursuant to an unwritten employment agreement approved by the Board of Directors of Integrity prior to Integrity's initial public offering in July 1994. Under the agreement, Mr. Coleman received a base salary of $315,503 during fiscal 2000. Mr. Coleman did not receive a bonus award in 2000. Integrity did not make any awards, including stock options or restricted stock, to Mr. Coleman under the 2000 Long-Term Incentive Plan in 2000.

      The Compensation Committee has adopted several plans and agreements designed to assist Integrity in retaining key employees of outstanding ability when considering various alternatives to enhance stockholder value, including business transactions with third parties. These plans and agreements are designed to offer key employees an increased incentive to join or continue in the service of Integrity and to increase their efforts for its welfare by participating in the growth of Integrity. Specifically, the Compensation Committee adopted a form of Change in Control Agreement and a form of Severance Agreement, which were utilized with various key employees.

      Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term covered employee for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the corporation. Performance-based compensation is outside the scope of the $1 million limitation, and hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the stockholders. The Compensation Committee has not, and, given the current levels of executive compensation in Integrity, does not foresee the need in the immediate future, to formulate a policy for Integrity with regard to Section 162(m) and executive compensation. Generally speaking, the Compensation Committee's executive compensation policies are performance-based.

COMPENSATION COMMITTEE
Heeth Varnedoe III, Chairman
Jimmy M. Woodward

CERTAIN TRANSACTIONS

      Don Moen, who serves as Integrity's Executive Vice President and Creative Director, is also one of Integrity's exclusive songwriters and artists. In this capacity, Mr. Moen received payments of approximately $385,000 in royalties during the fiscal year ended December 31, 2000.

      Integrity's Board of Directors has adopted a policy that requires that transactions between Integrity and its officers, directors or other affiliates to be on terms no less favorable to Integrity than could be obtained from unaffiliated third parties on an arm's-length basis and, further, that any such transaction shall be approved by a majority of Integrity's directors who have no interest in any such transaction.

                                  PROPOSAL II

                       APPROVAL OF SELECTION OF AUDITORS

      Integrity's Board of Directors, based on the proposal of the Audit Committee, has selected PricewaterhouseCoopers LLP to conduct the annual audit of the financial statements of Integrity for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP conducted the annual audit of Integrity's financial statement for the fiscal year ended December 31, 2000. PricewaterhouseCoopers LLP has no financial interest, direct or indirect, in Integrity and does not have any relationship with Integrity except in its professional capacity as an independent auditor.

      The ratification by the holders of Class A Common Stock and Class B Common Stock of the selection of PricewaterhouseCoopers LLP as independent auditors is not required by law or by the Bylaws of Integrity. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the holders of Class A Common Stock and the Class B Common Stock. If this selection is not ratified by the stockholders at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 2001. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of Integrity and its stockholders.

      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

AUDIT FEES

      PricewaterhouseCoopers LLP has billed Integrity an aggregate of $190,500, including out-of-pocket expenses, for professional services rendered for its audit of Integrity's financial statements for the 2000 fiscal year and for its reviews of the financial statements included in Integrity's Forms 10-Q for the 2000 fiscal year and for services related to these audit and reviews.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      PricewaterhouseCoopers LLP has not billed, nor has it performed, any services for Integrity that relate to the design and/or implementation of any financial information systems.

ALL OTHER FEES

      PricewaterhouseCoopers LLP has billed Integrity an aggregate of $114,344 for professional services that were not related to the audit and/or review of Integrity's financial statements.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INTEGRITY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR RATIFICATION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES OF THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL OF PROPOSAL II.

                             STOCKHOLDER PROPOSALS
                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

      Nominations by stockholders for director elections and other proposals of stockholders, intended to be presented at the annual meeting of stockholders to be held in 2002, together with certain related information specified in Rule 14a-8 of the Securities and Exchange Act, should be submitted by certified mail, return receipt requested, and must be received by Integrity at its executive offices in Mobile, Alabama on or before December 14, 2001, to be eligible for inclusion in Integrity's Proxy Statement and Proxy Card relating to that meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on Integrity's books, of the stockholder submitting the proposal,
(iii) the class and number of shares that are beneficially owned by such stockholder, (iv) a statement in support of the proposal and (v) any other information required by the rules and regulations of the Securities and Exchange Commission. Nominations and other proposals of stockholders that are submitted to Integrity after December 14, 2001, may be excluded from Integrity's proxy materials for the 2002 Annual Meeting of Stockholders and will otherwise be subject to Rule 14a-8 of the Securities and Exchange Commission.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Integrity's officers and directors, and persons who own more than ten percent of a registered class of Integrity's equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Integrity's officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish Integrity with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of the forms furnished to Integrity, or written representations from certain reporting persons that no other reports were required, Integrity believes that during fiscal 2000 all of its officers and directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

EXPENSES OF SOLICITATION

      The cost of soliciting proxies in the accompanying form will be borne by Integrity. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of Integrity, personally, by telephone or by telegraph. Integrity does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

MISCELLANEOUS

      Management does not know of any matters to be brought before the 2001 Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

AVAILABILITY OF ANNUAL REPORT

      ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF INTEGRITY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000. STOCKHOLDERS WHO WOULD LIKE ADDITIONAL COPIES OF THE ANNUAL REPORT SHOULD DIRECT THEIR REQUESTS IN WRITING TO:
INTEGRITY INCORPORATED, 1000 CODY ROAD, MOBILE, ALABAMA 36695, ATTENTION: DONALD
S. ELLINGTON.

                                                                      APPENDIX A

                             INTEGRITY INCORPORATED

                            AUDIT COMMITTEE CHARTER

      1. Purpose. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee shall monitor the Corporation's financial reporting and accounting practices to ascertain that they are within acceptable limits of sound practice in such matters. In furtherance of this purpose, the Audit Committee shall maintain direct communication between the Corporation's independent auditors and the Board of Directors. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain outside counsel, auditors or other experts for this purpose.

      The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

      2. Composition and Term of Office. The membership of the Audit Committee shall meet the requirements of The Nasdaq Stock Market, Inc. The members of the Audit Committee shall be nonaffiliated, independent directors, appointed by the Board of Directors, and shall not be officers or employees of the Corporation. The Chairman of the Audit Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Audit Committee may designate a chairman by majority vote.

      3. Duties and Responsibilities.  The Audit Committee shall:

      (a) Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval.

      (b) Study and make recommendations to the Board of Directors with respect to audit policies and procedures and the scope and extent of audits. In consultation with corporate management and the independent auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps corporate management has taken to monitor, control, and report such exposures.

      (c) Review the independence and performance of the independent auditors and recommend to the Board of Directors, annually in advance of the annual meeting of stockholders, the selection of the public accounting firm to be the Corporation's independent auditor for that year. As part of such annual review, discuss with the independent auditors all significant relationships they have with the Corporation that could impair the auditors' independence.

      - Review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Corporation's independent auditors.

      - Consider whether the provision of services by the independent auditors not related to the audit of the annual financial statements and the review of the interim financial statements included in the Corporation's Forms 10-Q for the year is compatible with maintaining the auditor's independence.

      The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

      (d) Review with the independent auditors, at a time when the annual audit plan is being developed, the plan's timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the coordination between the independent auditors and corporate management in executing the plan, the engagement team, and the proposed budget for audit fees. Approve the fees and other significant compensation to be paid to the independent auditors.

      (e) Review with corporate management and the independent auditors, if necessary, the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution. In discharging this obligation, receive and review, if necessary, a report from the controller as to any unusual deviations from prior practice that were included in the preparation of the interim quarterly results. Review draft press releases of unaudited interim and annual financial results before public release. Press releases and interim financial statements also will be reviewed by the independent auditors prior to public release. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      (f) Review with corporate management all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice with the independent auditors.

      (g) Review with corporate management, and the independent auditors as deemed necessary, the audited financial results for the year and the proposed footnotes to the financial statements as soon after the receipt of the independent auditor's opinion as possible and prior to filing or distribution.

      (h) Review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      (i) Review the application of significant accounting and auditing policies, including new pronouncements, to the Corporation's financial reports.

      (j) Analyze financial reports to understand performance fluctuations between reporting periods.

      (k) Review and assess the adequacy of internal accounting procedures and controls, including a review with the independent auditors of their evaluation of the Corporation's internal controls and discuss significant items with management.

      (l) Review annually the programs that the Corporation has instituted to correct any control deficiencies noted by the independent auditors in their annual review.

      (m) Report annually to the Board of Directors, after the close of each fiscal year but prior to the Corporation's annual meeting of stockholders, as well as on any other occasion, whatever it deems appropriate concerning the activities of the Audit Committee.

      (n) Annually prepare a report to stockholders for inclusion in the Corporation's proxy statement as required by the Securities and Exchange Commission.

      (o) Perform any other activities consistent with this Charter, the Corporation's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

      4. Frequency of Meetings. The Audit Committee shall meet at least two times per year. Each meeting shall include an executive session with the independent auditors. The first such meeting shall be held at a time when the Committee can review and approve the planned scope of the annual audit with the independent auditors. The second meeting should be held as soon after completion of the annual audit as possible. At the second meeting, the Audit Committee will review the "Management Letter" that is supplied to the Corporation by its independent auditors upon completion of the annual audit effort. Minutes of each of these meetings shall be kept and the principal financial officer will function as the management liaison officer to this Committee.

      5. Membership. Unless otherwise ordered by the Board of Directors, Messrs. Jimmy M. Woodward and Heeth Varnedoe III shall constitute the members of the Audit Committee, with Mr. Woodward designated as Chairman. All such members are deemed to be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee.

PROXY                        INTEGRITY INCORPORATED
                                MOBILE, ALABAMA
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Integrity Incorporated ("Integrity") hereby constitutes and appoints P. Michael Coleman or Donald S. Ellington, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Radisson Admiral Semmes Hotel, 251 Government Street, Mobile, Alabama, 36602, on Thursday, May 17, 2001, at 2:00 p.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 13, 2001, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any stockholder proposals subsequently presented for a vote of the stockholders at the Annual Meeting, as well as on the election of any person as a director if any nominee named herein is unable to serve or for good cause will not serve, and on matters incident to the Annual Meeting and any adjournments thereof. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS. On the proposal to elect the following slate of directors to serve until the 2002 Annual Meeting of Stockholders of Integrity and until their successors are elected and qualified:

P. Michael Coleman, Jean C. Coleman, William A. Jolly, Charles V. Simpson, Heeth
                      Varnedoe III, and Jimmy M. Woodward


  FOR   [ ]                                                 WITHHOLD AUTHORITY  [ ]

 To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) in the space provided:

  ---------------------------------------------------------------------------

2.SELECTION OF AUDITORS. On the proposal to ratify the selection of PricewaterhouseCoopers LLP as Integrity's independent auditors for the fiscal year ending December 31, 2001:

        FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WITH DISCRETIONARY AUTHORITY ON CERTAIN OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Shares Held:
                                                       -------------------------

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  ------------------------------
                                                  Signature of Shareholder (If
                                                  held jointly)
                                                  Dated: ----------------, 2001
                                                        Month          Day

 THIS PROXY IS SOLICITED ON BEHALF OF INTEGRITY'S BOARD OF DIRECTORS AND MAY BE
    REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING.